        VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M.,
                    NEW YORK CITY TIME, ON __________, 2002 *

                              THE ZWEIG FUND, INC.
                         SUBSCRIPTION RIGHTS CERTIFICATE
               TO BE USED TO SUBSCRIBE FOR SHARES OF COMMON STOCK


DEAR SHAREHOLDER,

         As a registered owner of this Subscription Rights Certificate, you are entitled to purchase shares of the common stock of The Zweig Fund, Inc. pursuant to the terms and conditions set forth in the enclosed Prospectus which describes the Rights Offering. This is a non-transferable rights offering.

         Each shareholder will receive 1 right for each share of common stock of record held on _________, 2002 (the "Record Date"). You will need 7 rights to purchase 1 new share of common stock. See the box below which calculates how many shares you are entitled to purchase through the offering (Primary Subscription Entitlement). As an example, if you owned 100 shares on __________, 2002, you would be entitled to purchase 14 new shares of The Zweig Fund (100 / 7 = 14.29). No fractional shares will be issued.

         FOR FINAL PRICING OF SHARES PURSUANT TO THE RIGHTS OFFERING PLEASE READ THE BACK OF THIS CERTIFICATE.

                      Full Primary Subscription Entitlement

Number of shares you owned on __________ / 7 = _______ new shares (ignore fractions)

YOU HAVE FOUR CHOICES:

1. You can subscribe for all the new shares listed in the box above (the "Primary Subscription");

2. You can subscribe for more than the number of new shares listed in the box above (the "Over-Subscription Privilege"). Certain shareholders may not subscribe, and their shares may be available to you subject to an allocation process as described in the Prospectus;

3. You can subscribe for less than the number of new shares listed in the box above; or

4. If you do not wish to purchase additional shares, disregard this material.

ENTER ONE CHOICE ONLY:

[ ] 1.   I wish to apply for the Primary Subscription

            _____  x  $___________      =     Total Due   $__________
          (shares)    (estimated price)

[ ] 2. I wish to apply for the Full Primary Subscription plus the Over-Subscription Privilege.

         Primary Subscription Shares:   _____   x  $__________   =   $__________
                                      (shares)     (estimated price)

         Plus Additional Shares:        _____   x  $__________   =   $__________
                                      (shares)     (estimated price)
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                         Total Shares:  _____              Total Due $__________

[ ] 3. I wish to apply for less than the number of new shares listed in the box above

           Enter number of shares: _____ x $__________ = Total Due $____________



                                                         Control No. ___________

                                                         Account No. ___________

INSTRUCTIONS:

IN ORDER TO PURCHASE SHARES OF THE ZWEIG FUND, INC. PURSUANT TO THE RIGHTS OFFERING, PLEASE BE SURE TO:

1.       COMPLETE THE INFORMATION ON THE FRONT OF THIS CERTIFICATE.

2.       SIGN BELOW.

3. RETURN THIS COMPLETED AND SIGNED CERTIFICATE TOGETHER WITH PAYMENT AS CALCULATED ON THE FRONT OF THIS CERTIFICATE TO STATE STREET BANK AND TRUST COMPANY IN THE ENVELOPE PROVIDED BEFORE 5:00 P.M., NEW YORK CITY TIME, ON ______________, 2002 (THE "EXPIRATION DATE"). REMEMBER, FULL PAYMENT MUST BE MADE IN UNITED STATES DOLLARS BY MONEY ORDER OR CHECK DRAWN ON A BANK LOCATED IN THE UNITED STATES AND MADE PAYABLE TO EQUISERVE TRUST CO., N.A. NO THIRD PARTY CHECKS WILL BE ACCEPTED.

4. ALTERNATIVELY, YOU MAY CONTACT YOUR BROKER AND COMPLETE A NOTICE OF GUARANTEED DELIVERY FORM.

FINAL PRICING (SUBSCRIPTION PRICE):

         The purchase price will be 95% of the average of the last reported price of a share of the Fund's common stock on the New York Stock Exchange, Inc. on ______________, 2002 and the four preceding business days. In other words, the closing prices of _____, _____, _____, and _____ will be averaged and then multiplied by 95%. This will be your final subscription price for the new shares. The estimated subscription price is $_____, as shown on the front of this form. It is possible that shareholders will receive a refund or be required to pay an additional amount equal to the difference between the estimated subscription price of $_____, and the final subscription price.



                                        __________________________________
                                        SIGNATURE
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         I acknowledge that I have received the Prospectus for this Rights
Offering, and I hereby irrevocably subscribe for the number of new Shares indicated on the front of this certificate on the terms and conditions specified in the Prospectus. I understand and agree that I will be obligated to pay any additional amount to the Fund if the Subscription Price, as determined on the Expiration Date, is in excess of $_____, the estimated subscription price.

         I hereby agree that if I fail to pay in full for the Shares for which I have subscribed, the Fund may exercise any of the remedies provided for in the Prospectus.



______________________________          ______________________________
Signature of Subscriber(s)              Signature Guarantee
(If required)                           (Please sign here)

Telephone number (including area code): ______________________________



         If you wish to have your Shares and refund check (if any) delivered to another address other than that listed on this subscription certificate you must have your signature guaranteed. Appropriate signature guarantors include: banks and savings associations, credit unions, member firms of a national securities exchange, municipal securities dealers and government securities dealers. Please provide delivery address below and please note if it is a permanent change.

Other Address:  ________________________________________________________________



DESIGNATION OF BROKER-DEALER:

         Please list below the name of your broker and the brokerage firm who may have been helpful to you with respect to this offering.

BROKERAGE FIRM NAME: ______________________________________

BROKER'S NAME: ____________________________________________

BROKER'S REP NUMBER: ______________________________________



                  PLEASE CALL _____________________, THE FUND'S INFORMATION AGENT AT ____________ IF YOU HAVE ANY QUESTIONS ABOUT THE RIGHTS OFFERING.



*UNLESS OFFER IS EXTENDED